CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in each Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the Registration Statement No. 333-64749 on Form N-4 (the "Registration Statement") of (1) our report dated February 1, 2000 relating to the financial statements of Separate Account No. 49 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999,and (2) our report dated
February 1, 2000 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, which reports appear in each Statement of Additional Information, and to the incorporation by reference of our reports into these Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" in each Statement of Additional Information and "About our independent accountants" in these Prospectuses.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
New York, New York
April 24, 2000